Exhibit 10.14

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SupplyAgreement

for

Plastic Finished Goods Lenses

by and between

Shanghai Conant Optical Co. Ltd.
(“SCO”)

and

Insight Equity A.P. X, LP (dba) Vision-Ease Lens
(“VEL”)

PLEASE NOTE THAT CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS AGREEMENT AND NOTED AS “*REDACTED*” PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

This Supply Agreement, effective as of December 7, 2005, by and between the “Buyer” Insight Equity A.P. X, LP dba Vision-Ease Lens, with its principal office located at 7000 Sunwood Drive Northwest: Ramsey, MN 55303 USA, subsequently referred to as “VEL,” and the “Seller” Shanghai Conant Optical Co., Ltd with its principal office located at 555 Chuan Da Rd. Pu Dong, Shanghai 201200, China, subsequently referred to as “SCO.”

RECITALS

The parties recite and declare:

WHEREAS, SCO is engaged in the development and the manufacture of plastic ophthalmic lenses; and

WHEREAS, VEL is a manufacturer and distributor of ophthalmic lenses in various materials including polycarbonate, glass and plastic; and

WHEREAS, SCO and VEL desire to engage in an OEM relationship for the manufacture by SCO and the purchase by VEL of plastic ophthalmic lenses; and

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises set forth below and other good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, VEL and SCO agree as follows:

1.                                       PRODUCTS

1.1.                              Definition of Products.  For the purpose of this agreement products will be defined as monomer-based cast resin ophthalmic lenses.

1.2.                              Exclusive Supply.  SCO shall manufacture, sell and cause to be delivered to VEL the product set forth in Exhibit “B” pursuant to the Specifications stated in Exhibit “A” hereto (the “Product”) in accordance with and subject to the terms and conditions of this Agreement, in quantities sufficient to meet VEL’s requirements pursuant to VEL’s Rolling Forecasts as provided in item 3.1 below and pursuant to the Purchase Orders.  In North America, VEL shall be the exclusive customer/distributor of SCO for monomer-based cast resin ophthalmic lenses listed in Exhibit “B” with the exception of any product actively sold to SCO customers that existed prior to November 1, 2005.  In Europe, VEL shall be the exclusive customer/distributor of SCO for monomer-based cast resin ophthalmic lenses listed in Exhibit “B” with the exception of: Uncoated SFSV 65mm, Uncoated SFSV 70mm, Coated SFSV 70mm, Uncoated SF-D28 70mm, Coated SF-D28 70mm, Uncoated SF-C28 70mm, and any product actively sold to SCO customers that existed prior to November 1, 2005.  SCO will extend best pricing given to customers/distributors in North America and Europe on all current and future products sold to VEL pursuant to this Agreement: provided, however, that said best pricing shall apply only to products of equal specifications and quality.

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1.3.                              Right of First Refusal.  During the term of this Agreement: (a) VEL shall have the right of first refusal to purchase any new SCO monomer-based cast resin ophthalmic product developed by SCO (excluding products developed by a third party) offered by SCO to be sold to a third party in North America and Europe by giving written notice to SCO of its intent to match the terms and conditions of any bona fide offer from said third party, which notice shall be made within thirty (30) days from its receipt from SCO of the bona fide offer: and (b) SCO shall have the right of first refusal to manufacture any monomer-based cast resin ophthalmic product that VEL desires to purchase by giving written notice to VEL of its intent to match the terms and conditions of any bona fide offer to manufacture from a third party, which notice shall be made within thirty (30) days from its receipt from VEL of the bona fide offer to manufacture.  Should either right of first refusal not be exercised within the thirty (30) day period, the rights shall terminate and SCO or VEL shall be free to sell the product to the third party or buy from another manufacturer, as the case may be: provided, however, that should any right of first refusal not be exercised in any instance that shall not effect the ability to exercise the right of first refusal in any other instance.  In either event, this Agreement shall not terminate.

1.4.                              Product Requirements.  All Products sold and delivered to VEL hereunder shall:

1.4.1.                     conform with the specifications set forth in Exhibit “A” attached hereto, and with such further specifications as shall be agreed to by SCO and VEL in writing and amended to Exhibit “A”,

1.4.2.                     be subject to the warranties set forth in section 8 of this Agreement.

1.5.                              Product Liability.  SCO agrees that it shall be responsible for, and shall hold VEL harmless from all claims based on an alleged defect in an ophthalmic lens produced by SCO due to failure to meet the Specifications set forth in Exhibit “A” as may be amended in writing by the parties.  SCO agrees to adhere to all applicable laws, regulations and industrial standards for ophthalmic lenses in the countries where the Products are being manufactured.

2.                                       PRICING AND PAYMENT

2.1.                              Pricing.  The unit price includes all requirements for Product listed in the specification referenced in Exhibit “A” and is documented in Exhibit “B:’ Prices include all charges of packaging, packing, applicable taxes for export in China and freight imposed before passage of title.  Terms are CIF Minneapolis St. Paul Airport (MSP) or UK to be named on purchase order (Incoterms 2000) as agreed in advance by the parties.

2.2.                              Pricing Periods.  Pricing Periods shall be one calendar year in length, and begin on the date of this agreement.  Sixty (60) days prior to the end of each Pricing Period, VEL and SCO shall review the pricing for the next Pricing Period, which

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will be for one (1) year.  If VEL and SCO do not agree on the price to be effective during any Pricing Period, then this Agreement shall terminate at the expiration of the then-current Pricing Period after receipt of items ordered but not yet shipped.

2.3.                              Price Adjustments.  Increases to such pricing shall be instituted upon documentation provided by SCO to VEL’s reasonable satisfaction that SCO has incurred increases in its direct costs associated with the Product.  Decreases shall also occur in the event of a decrease in the direct costs associated with the Product.  Any price adjustments will be limited to 5% within one pricing period.

2.4.                              Effective Date of Pricing.  All purchased products shall be paid by VEL at the unit price and the payment terms in effect when the purchase order is issued by VEL.

2.5.                              Payment Terms.  Payment terms are 90 days from bill of lading date, VEL shall pay SCO in United States Dollars (USD).

2.6.                              Invoicing.  SCO invoices shall reference the purchase order number, VEL part number, sales price, and quantity.  Terms will begin from the date on the bill of lading.

2.7.                              Taxes.  SCO shall bear the cost of any taxes of any kind, nature or description whatsoever applicable to the sale of any Products by SCO to VEL prior to the bill of lading date.

3.                                       FORECASTS AND ORDERS

3.1.                              Rolling Forecast.  In order to assist SCO in planning, VEL shall provide SCO with a twelve (12) month rolling forecast of the quantities of the Products required by VEL, by month, for the following twelve (12) months.  This forecast will be updated on a monthly basis.  It is understood that such forecasts are intended to be estimates only, and shall not be binding upon VEL.

3.2.                              Reserve Capacity.  SCO agrees to reserve capacity to deliver forecasted quantities.

3.3.                              Notification by SCO.  SCO shall, no later than fifteen (15) business days after receipt of each said twelve (12) month forecast, notify VEL in writing of any prospective problems of which it is aware that SCO reasonably believes will prevent it from meeting VEL’s forecasted order quantities or estimated delivery dates.

3.4.                              Purchase Orders.  Purchase orders shall be sent to SCO via email, facsimile, or in writing sent by appropriate courier for delivery within three (3) days.  All received purchase orders shall be automatically treated as confirmed orders from VEL to SCO on the fifth (5th) business day following receipt by SCO unless SCO

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notifies VEL of its rejection of the purchase order and the reason for said rejection during the five business day period sent to VEL by the same method as the purchase order.  The parties agree not to contest the validity or enforceability of purchase orders transmitted electronically under the applicable law requiring that contracts be in writing and signed by the parties to be bound.

3.5.                              Change Notices.  Purchase orders may be changed by VEL, subject to a written consent of SCO.  Purchase orders may be canceled in writing with written consent of SCO, subject to payment of all reasonable charges based upon demonstrated expenses incurred.

3.6.                              Minimum Purchases.  During the term of this Agreement, VEL shall purchase a minimum US Dollar ($) amount of Products during each Pricing Period as follows:

First Pricing Period:	$1,500,000
Second Pricing Period	$2,000,000
Third Pricing Period	$2,000,000

SCO shall notify VEL of purchasing shortfalls, if any, prior to the end of any Pricing Period and give VEL ninety (90) days to fulfill purchasing obligations.  If VEL fails to fulfill the purchasing obligations listed in Section 3.6 in ninety (90) days.  SCO has the right to immediately terminate this Agreement.  Purchases made during the ninety (90) day period to fulfill the previous Pricing Period obligation shall not apply to the then current Pricing Period obligation.

4.                                       DELIVERY

4.1.                              Delivery Terms.  Delivery shall be CIF Minneapolis St. Paul Airport (MSP) or UK to be named on purchase order (Incoterms 2000) as agreed in advance by the parties.  SCO will ship Products on the due date as identified on the purchase order.

4.2.                              Leadtime.  Standard leadtime on purchase orders shall not be less than thirty (30) days.  VEL may place orders with less than thirty (30) days leadtime subject to prior written consent of SCO.  With prior notice, leadtime can be extended upon agreement between VEL and SCO, leadtime is defined as the time from acceptance of order by Seller to the time that Product is ready for dispatch, not including the transit time from Seller’s location to the place of delivery.

4.3.                              Carrier.  In accordance with the delivery terms in 4.1, SCO will be responsible for establishing carriers and covering all shipping fees for Sea Freight.  If Air Freight is required by VEL, VEL will cover the difference between Air Freight and Sea Freight and will pay the difference to SCO thirty (30) days after the shipment.  If Air Freight is required because of any material failure on SCO’s part

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that causes such a delay that Air Freight is the only practical alternative to meet the agreed upon delivery schedule.  SCO will pay for reasonable Air Freight costs.

4.4.                              Title and Risk of Loss.  Title and risk of loss of the Product shall pass to VEL upon delivery of the Products to the carrier in accordance with the delivery terms specified in section 4.1.

4.5.                              Packing Slips.  All shipments must be accompanied by a packing slip documenting the purchase order number, item number, quantity, and lot number for the shipment.

4.6.                              Penalty For Delinquent Delivery.  Unless otherwise agreed by VEL for a specific purchase order, VEL shall have the right to assess a penalty against SCO of five percent (5.0%) of the invoiced price for the Products in the event the shipment by SCO of Products pursuant to Section 3 is not shipped within fifteen (15) days.  VEL shall have the right to assess an additional penalty of five percent (5%) of the invoiced price of the Products, if the product is not shipped within twenty-five (25) days: provided, however, that in either case the delay in shipment is due to an action or inaction within the control of SCO.  If after thirty (30) days from the receipt date, the Products have not been delivered by SCO.  VEL shall have the right to cancel the purchase order provided that it cancels the purchase order in writing to SCO .

4.7.                              Delays in Delivery.  If at any time SCO has reason to believe that delivery of goods will not be completed by the date specified in VEL’s purchase order.  SCO shall immediately notify VEL of the cause and duration of the anticipated delay, and the action plan to resolve the delivery delay.

5.                                       QUALITY

5.1.                              Inspection and Acceptance.  SCO shall adhere to the quality inspection procedure as documented in the specification in Exhibit “A.”

5.2.                              Non-Conforming Product.  If delivery lots do not pass incoming inspection as documented in the specification referenced in Exhibit “A;” VEL shall immediately notify SCO with:

5.2.1.                     the quantity found with such defects,

5.2.2.                     purchase order number,

5.2.3.                     lot number,

5.2.4.                     inspection report, and

5.2.5.                     provide a sample of the defect(s) to SCO for investigation.

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5.3.                              Remedy for Non-Conforming Product.  Upon receipt of the defect sample, SCO will promptly investigate the defect and notify VEL in writing of its evaluation of the defect within twenty (20) days of receipt.  If SCO agrees with the rejection, VEL may return the defective Products to SCO for further inspection, through SCO’s designated freight forwarder, freight collect.  SCO will credit to VEL the amount of the original invoice price for the accepted returned defective Products, plus any direct costs paid by VEL (i.e., freight, duty, etc) within thirty (30) days after agreeing with the rejection.

5.4.                              Failure to Notify.  Should VEL fail to provide SCO with written notice of its acceptance or rejection of the Products within thirty (30) days after delivery of the Products, the Products shall be deemed accepted by VEL.

5.5.                              Outgoing Inspection Report.  If required by VEL, SCO shall provide VEL an Outgoing Inspection Report at a time and in a form mutually agreed upon by the parties in advance.

5.6.                              Audits.  SCO shall provide and maintain a documented quality assurance inspection system it deems appropriate for audit covering the Products to be furnished hereunder.  VEL retains the right to conduct a Supplier Audit of SCO’s facility with thirty (30) days written notice.  In the event that any corrective actions are reasonably required because SCO is not complying with such inspection system and manufacturing process in a manner that materially and adversely affects the Products purchased by VEL, SCO agrees to document an action plan and implement resolution to corrective actions within ninety (90) days.

6.                                       PRODUCTION PROCEDURES

6.1.                              Advance Notice and Approval.  SCO shall provide VEL ninety (90) days notice of any substantive changes intended by SCO to the process for manufacturing the Product, including but not limited to any change in the location of the manufacture of the Product or any material input to the manufacturing process.  Such intended changes shall only be implemented by SCO upon approval by VEL, which approval shall not be unreasonably withheld.  Should VEL not approve the changes, it shall have the option to terminate this Agreement upon written notice to SCO given within the ninety (90) day period.  Should VEL not provide SCO of its intention to terminate this Agreement within said ninety (90) day period, it shall be deemed to have approved the changes.

6.2.                              Remedy for Non-Notification.  In the event that VEL is not notified of such change as identified in section 6.1, and if that change results in defective product causing VEL to incur customer penalties or any costs as a direct result of that change, SCO shall reimburse VEL for those reasonable costs.

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7.                                       INTELLECTUAL PROPERTY, CONFIDENTIALITY AND PUBLICITY

7.1.                              Intellectual Property.  Intellectual Property shall be defined as all ideas, processes, inventions (whether patentable or not patentable), trade secrets, works of authorships, trademarks and other proprietary materials directly associated with the manufacture of the Products.

7.1.1.                     Pre-Existing IP.  Intellectual Property owned by each party prior to the effective date of this Agreement shall remain owned by each party.

7.2.                              Confidential Information.  During the period that this Agreement is in effect and for a period of five (5) years thereafter.  SCO and VEL shall not disclose to anyone in any manner whatsoever or use for any purpose other than its performance of this Agreement (except as authorized in writing by the disclosing party) any Confidential Information it receives from the other party.  For the purposes of this Agreement, “Confidential Information” shall mean and include all knowledge, data and other information of a confidential or proprietary nature which is owned, held, or known by the Disclosing Party and relating to products, potential products, and specifications, processes, know-how, designs, formulas, data, inventions, customer lists and data, financial data, business plans, marketing plans and strategies, pricing strategies and other subject matter pertaining to any research, business, or planned or contemplated business, which either (i) is conspicuously identified as “confidential” at the time it is disclosed to the other party, or (ii) is verbally disclosed, is identified as “confidential” at the time of such disclosure, and within thirty (30) days after the later of the execution of this Agreement or the disclosure of such information the disclosing party confirms to the recipient in writing that such information is to be treated as Confidential Information for purposes of this Agreement.

7.3.                              Precautions for Disclosure.  Each party shall limit disclosure of Confidential Information received hereunder to only those of its employees who are directly concerned with the performance of any activities with respect to which the Information was disclosed.  Each party agrees to advise those of its employees who receive any other party’s Confidential Information that such Confidential Information:

7.3.1.                     is proprietary and confidential to such party, and

7.3.2.                     shall not be disclosed to anyone except as authorized by this Agreement or otherwise authorized by such party in writing.

Each party further agrees to take at least such precautions as it normally takes with its own confidential and proprietary information to prevent unauthorized disclosure of the other party’s Information.

7.4.                              Irreparable Harm.  Each party acknowledges that any unauthorized disclosure of any portion of the other party’s Confidential Information may cause irreparable injury to the other party and that no adequate or complete remedy may be

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available at law to such other party to compensate for such injury.  Accordingly, each party hereby also acknowledges that the other party shall be entitled to injunctive relief in the event of such unauthorized disclosure by a party or any of its employees in addition to whatever remedies it might have at law.

7.5.                              Return of Confidential Information Upon Termination.  Upon termination of this Agreement, each party shall return to the other all copies of the other’s Confidential Information, and shall make no further use of such Information.

7.6.                              Exceptions.  The obligations of section 7.2 shall not apply to Confidential Information

7.6.1.                     that is or has been in the possession of the recipient prior to receipt of the same from the disclosing party as evidenced by written records;

7.6.2.                     which the recipient lawfully obtains from any third party not under an obligation to the disclosing party to hold the same in confidence;

7.6.3.                     that is published or becomes part of the public domain without breach of any undertakings discussed hereinabove;

7.6.4.                     that is independently developed by personnel of the receiving party without the use of Confidential Information of the other Party; or

7.6.5.                     that is required to be disclosed pursuant to judicial process, court order or administrative request, or that is otherwise required for any regulatory filing, provided that the receiving party shall notify the other party sufficiently prior to disclosing such Information as to permit such other party to seek a protective order.

7.7.                              Press Releases.  SCO and VEL agree not to issue any press release or other public statement disclosing the existence of or relating to this Agreement without prior written consent of the other party; provided, however, that neither SCO nor VEL shall be prevented from complying with any duty of disclosure it may have pursuant to law subject to notifying the other party in writing and giving such other party reasonable time to comment on the same prior to disclosure.  Notwithstanding the foregoing, VEL and SCO each shall have the right to disclose information regarding this Agreement to potential investors and its financial advisors (including allowing such investors and financial advisors to review this Agreement itself): provided, that, the disclosing party has obtained a commercially reasonable confidentiality agreement from each such investor and financial advisor.

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8.                                       WARRANTIES

8.1.                              Limited Warranties.  SCO warrants that it has good and marketable title to all Products sold to VEL hereunder and that all Products sold shall be free from all liens and encumbrances.  SCO further warrants that all Products shall be free from defects in material and workmanship and shall conform to the specifications set forth in Exhibit “A’’ as may be amended by the parties.  The express warranties set forth in this section and the liabilities of SCO hereunder are in lieu of all other warranties including, but not limited to, any implied warranty of merchantability or fitness for a particular purpose.

8.2.                              Disclaimer of Warranties.  EXCEPT AS PROVIDED IN SECTION 8.1 ABOVE.  THE PRODUCTS UNDER THIS AGREEMENT ARE PROVIDED “AS IS” WITHOUT ANY WARRANTIES OR REPRESENTATIONS EXPRESS, IMPLIED OR STATUTORY: INCLUDING, WITHOUT LIMITATION, WARRANTIES OF QUALITY, PERFORMANCE, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NOR ARE THERE ANY WARRANTIES CREATED BY A COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE, THE FOREGOING EXCLUSIONS AND DISCLAIMERS ARE AN ESSENTIAL PART OF THIS AGREEMENT AND FORMED THE BASIS FOR DETERMINING THE PRICE CHARGED FOR THE PRODUCTS.

8.3.                              Limitation of Liability; Remedies.  NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, SCO WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY: (i) FOR ANY AMOUNT IN EXCESS IN THE AGGREGATE OF THE AMOUNTS PAID BY VEL TO SCO FOR THE PRODUCTS SOLD DURING THE TWELVE MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE; OR, (ii) FOR ANY INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFIT, GOODWILL TIME, SAVINGS OR REVENUE.

9.                                       TERM AND TERMINATION

9.1.                              Term.  This Agreement shall commence on the date hereof and shall continue in effect for three (3) years (the “Initial Term”) unless sooner terminated as provided herein and, thereafter, shall automatically renew for additional one (1) year periods, until terminated by either party by written notice to the other of its intention to terminate at least one hundred eighty (180) days prior to the end of the Initial Term or the subsequent renewal year.

9.2.                              Termination.  In the event that either party shall materially breach this Agreement, the other party shall give such party written notice specifying such breach with reasonable detail.  Should the breaching party fail to cure such breach within thirty (30) days of receipt of such notice, then the other party may

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terminate this Agreement, In addition, either party may terminate this Agreement with immediate effect upon giving written notice to the other party in the event of insolvency, assignment for the benefit of creditors, or bankruptcy proceedings by or against the other party.

9.3.                              Post-Termination Obligations.  Upon the expiration or termination of this Agreement for any reason: (a) SCO shall immediately return all copies of the Specifications, Intellectual Property, and any other property to VEL at the address set forth in Section 12 below within fifteen (15) days, (b) VEL shall return to SCO any copies of SCO’s Intellectual Property, and any other property, to SCO at the address set forth in Section 12 below, (c) Unless otherwise agreed by the parties, SCO shall manufacture all Product pursuant to purchase orders accepted prior to termination, and (d) VEL shall pay for all Product manufactured by SCO pursuant to the terms and conditions herein.

9.4.                              Purchase by a VEL Competitor.  In the event SCO receives a bona fide offer from a third party optical lens manufacturer and/or distributor that sells products competitive with those products sold by VEL in North America and Europe that involves the purchase of a controlling interest of SCO or the disposition of those SCO assets (including know-how) associated with the manufacturing of Product under this Agreement, then VEL shall have the right of first refusal to purchase the controlling interest or the assets, as the case may be, by giving written notice to SCO of its intent to match the terms and conditions of any bona fide offer from said third party optical lens manufacturer, which notice shall be made within thirty (30) days from its receipt from SCO of the bona fide offer upon the same terms and conditions as negotiated between SCO and the third party lens manufacturer.  Should the right of first refusal not be exercised by VEL within the thirty (30) day period, the right shall terminate and SCO shall be free to sell as contemplated.

10.                                 APPLICABLE LAWS

10.1.                        Compliance with Laws.

10.1.1.               SCO represents and warrants, and shall take all actions reasonably necessary to ensure, that all facilities, equipment and practices used to perform its responsibilities under this Agreement will be during the term of this Agreement, in full compliance with the health, safety and environmental laws, statutes, ordinances, regulations, rules, permits and pronouncements of national, state, and local laws in the country of manufacture.  SCO assumes responsibility for disposing of any and all waste generated during the performance of its responsibilities under this Agreement in accordance with legal standards of national, state, and local laws in the country of manufacture.

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10.1.2.               VEL represents and warrants that its Specifications provided to SCO and its use of the Products will be in full compliance with all health, safety and environmental laws, statutes, ordinances, regulations, rules, permits and pronouncements of national, state, and local laws in the country of the Products use.

10.2.                        Indemnity by SCO.  If SCO fails to comply with the obligations set forth in Section 10.1.1.  SCO will indemnify and hold VEL harmless from any and all liability, expenses, costs, damages and/or losses of any kind arising out of any third party claim against VEL.

10.3.                        Indemnity by VEL.  If VEL fails to comply with the obligations set forth in Section 10.1.2, VEL will indemnify and hold SCO harmless from any and all liability, expenses, costs, damages and/or losses of any kind arising out of any third party claim against SCO.

11.                                 DISPUTES AND GOVERNING LAW

11.1.                        Arbitration.  Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the American Arbitration Association (AAA), with such arbitration proceedings to take place in Minneapolis, Minnesota.

11.2.                        Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota, U.S.A., as though made and to be fully performed in said State.  The Parties agree to exclude application of the U.N. Convention on Contracts for the International Sales of Goods, 2000 (or such other more recent or earlier version that may be in existence as of the Effective Date).

12.                                 MISCELLANEOUS

12.1.                        Governing Document.  The parties recognize that, during the term of this Agreement, a purchase order, acknowledgment form or similar routine document (collectively, “Forms”) may be used to implement or administer provisions of this Agreement.  Therefore, the parties agree that the terms of this Agreement shall prevail in the event of any conflict between this Agreement and the printed provisions of such Forms, or typed provisions of Forms that add to, vary, modify or are at conflict with the provisions of this Agreement unless said Form specifically states that it shall control in the event of a conflict and is signed by both parties.

12.2.                        Headings.  The captions of each section of this Agreement are inserted only as a matter of convenience and for reference and in no way shall be deemed to define, limit, enlarge, or describe the scope of this Agreement and the relationship of the

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parties hereto, and shall not in any way affect this Agreement or the construction of any provisions herein.

12.3.                        Severability.  If and to the extent that any provision of this Agreement is determined by any legislature, court or administrative agency to be, in whole or in part, invalid or unenforceable, such provision or part thereof shall be deemed to be surplusage and, to the extent not so determined to be invalid or unenforceable, each provision hereof shall remain in full force and effect unless the purposes of this Agreement cannot be achieved.  In the event any provisions shall be held invalid, illegal or unenforceable the parties shall use commercially reasonable efforts to substitute a valid, legal and enforceable provision which insofar as practical implements the purposes hereof.

12.4.                        Entire Agreement.  This Agreement constitutes the entire agreement of sales and purchase of the Product named in this contract between the parties hereto, superceding and replacing any and all prior or contemporaneous discussions, agreements and understandings regarding such subject matter, warranties, understandings, or agreements between the parties specifically including, but not limited to, the Letter of Intent dated November 9, 2005.

12.5.                        Amendment.  This Agreement shall not be subject to change or modification except by the execution of a writing specified to be an explicit amendment to this Agreement duly executed by all parties hereto.

12.6.                        Force Majeure.  Neither party shall be liable to the other party for any delay in performance or failure to perform, in whole or in part, due to war or act of war (whether an actual declaration is made or not), riot, civil commotion, act of public enemy, fire, flood, or other act of God, act of any governmental authority, or similar causes beyond the reasonable control of such party which could not have been foreseen or prevented.  If any event of force majeure occurs, the party affected by such event shall promptly notify the other party of such event in writing and take all reasonable actions to avoid the effect of such event.

12.7.                        Joint Work Product.  This Agreement was negotiated jointly by authorized representatives of each party; accordingly, no Article, Section, clause, or subclause shall be interpreted against a party on the basis of such party drafting any particular Article, Section, clause, or subclause.

12.8.                        Authority.  Each party represents and warrants to the other that it has the requisite power and authority or has obtained such requisite power and authority to enter into this Agreement and perform the obligations required of it therein, and this Agreement has been signed by an authorized representative of such party.

12.9.                        Waiver.  Each party acknowledges and agrees that any failure on the part of the other party to enforce at any time, or for any period of time, any of the provisions of this Agreement shall not be deemed or construed to be a waiver of such

PLEASE NOTE THAT CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS AGREEMENT AND NOTED AS “*REDACTED*” PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

provisions or of the right of such other party thereafter to enforce each and every such provision.

12.10.                  Relationship of Parties.  The parties are each independent contractors.  No agency relationship between SCO and VEL is made by this Agreement.  Neither party shall have any right or authority to act on behalf of the other and neither party will represent that it has such right or authority.

12.11.                  Assignment.  Neither this Agreement, nor any right or obligation hereunder, is assignable or transferable by either party, in whole or in part, without the prior consent of the other, which consent will not be unreasonably withheld.

12.12.                  Notices.  All notices required or permitted hereunder shall be given in writing and sent by facsimile transmission, emailed, or mailed postage prepaid by first-class certified or registered mail, or sent by a nationally recognized express courier service, or hand-delivered to the following addressees:

12.12.1.	VEL:

Mr. David Latvala
Purchasing Agent
Vision-Ease Lens
7000 Sunwood Drive Northwest
Ramsey, MN 55303 USA
dave.latvala@vision-ease.com

12.12.2.	SCO:

Mr. Frank Z. Fei
Chairman of the Board
Shanghai Conant Optics Co., Ltd
555 Chuan Da Rd, Pu Dong
Shanghai 201200, China
frank@conant-optical.com

Or to such other address as may be specified in a notice given to the other party in accordance with this Section.  Any notice, if sent properly addressed, postage prepaid, shall be deemed made five (5) days after the date of mailing as indicated on the certified or registered mail receipt, or on the next three business days if sent by express courier service or on the date of hand delivered or on the next business day if sent by facsimile or email transmission.

[Signature page directly follows]

PLEASE NOTE THAT CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS AGREEMENT AND NOTED AS “*REDACTED*” PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the undersigned are duly authorized and directed to sign this Agreement as of the day and year first above written.

SHANGHAI CONANT OPTICAL CO. LTD.		INSIGHT EQUITY A.P. X, LP DBA VISION-EASE LENS

BY:	/s/ Frank Z. Fei	BY:	/s/ Douglas Hepper

PRINTED		PRINTED
NAME:	Frank Z. Fei	NAME:	Douglas Hepper

TITLE:	Chairman of the Board	TITLE:	President & CEO

DATE:	12/23/05	DATE:	12/28/05

PLEASE NOTE THAT CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS AGREEMENT AND NOTED AS “*REDACTED*” PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT “A” - PRODUCT SPECIFICATION

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PLEASE NOTE THAT CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS AGREEMENT AND NOTED AS “*REDACTED*” PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT “B” - PRICING

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